REVOLVING CREDIT AGREEMENT

                        DATED AS OF JANUARY 12, 1999

                                    among

                    WELLSFORD FINANCE, INC., as Borrower

                                     and

                              BANKBOSTON, N.A.,

                                     and

                       OTHER LENDERS WHICH MAY BECOME
                    PARTIES TO THIS AGREEMENT, as Lenders

                                     and

                              BANKBOSTON, N.A.,
                                  AS AGENT

                              TABLE OF CONTENTS


Section 1.    DEFINITIONS AND RULES OF INTERPRETATION. . . . . . . . . . .-1-
 Section 1.1.    Definitions.  . . . . . . . . . . . . . . . . . . . . . .-1-
 Section 1.2.    Rules of Interpretation.. . . . . . . . . . . . . . . . -16-

Section 2.   THE REVOLVING CREDIT FACILITY.. . . . . . . . . . . . . . . -16-
 Section 2.1.    Commitment to Lend.   . . . . . . . . . . . . . . . . . -16-
 Section 2.2.    Facility Fee.   . . . . . . . . . . . . . . . . . . . . -17-
 Section 2.3.    Reduction of Commitment.  . . . . . . . . . . . . . . . -17-
 Section 2.4.    Notes.  . . . . . . . . . . . . . . . . . . . . . . . . -18-
 Section 2.6.    Requests for Loans.   . . . . . . . . . . . . . . . . . -18-
 Section 2.7.    Funds for Loans.  . . . . . . . . . . . . . . . . . . . -19-

Section 3.   REPAYMENT OF THE LOANS. . . . . . . . . . . . . . . . . . . -20-
 Section 3.1.    Stated Maturity.  . . . . . . . . . . . . . . . . . . . -20-
 Section 3.2.    Mandatory Prepayments.  . . . . . . . . . . . . . . . . -20-
 Section 3.3.    Optional Prepayments.   . . . . . . . . . . . . . . . . -20-
 Section 3.4.    Partial Prepayments.  . . . . . . . . . . . . . . . . . -21-
 Section 3.5.    Effect of Prepayments.  . . . . . . . . . . . . . . . . -21-

Section 4.   CERTAIN GENERAL PROVISIONS. . . . . . . . . . . . . . . . . -21-
 Section 4.1.    Conversion Options. . . . . . . . . . . . . . . . . . . -21-
 Section 4.2.    Closing Fee.  . . . . . . . . . . . . . . . . . . . . . -22-
 Section 4.3.    Agents' Fee.  . . . . . . . . . . . . . . . . . . . . . -22-
 Section 4.4.    Funds for Payments. . . . . . . . . . . . . . . . . . . -22-
 Section 4.5.    Computations.   . . . . . . . . . . . . . . . . . . . . -22-
 Section 4.6.    Inability to Determine Eurodollar Rate.   . . . . . . . -23-
 Section 4.7.    Illegality.   . . . . . . . . . . . . . . . . . . . . . -23-
 Section 4.8.    Additional Interest.  . . . . . . . . . . . . . . . . . -23-
 Section 4.9.    Additional Costs, Etc.  . . . . . . . . . . . . . . . . -24-
 Section 4.10.    Capital Adequacy.  . . . . . . . . . . . . . . . . . . -25-
 Section 4.11.    Indemnity of Borrower.   . . . . . . . . . . . . . . . -25-
 Section 4.12.    Interest on Overdue Amounts; Late Charge.  . . . . . . -25-
 Section 4.13.    Certificate.   . . . . . . . . . . . . . . . . . . . . -26-
 Section 4.14.    Limitation on Interest.  . . . . . . . . . . . . . . . -26-

Section 5.   COLLATERAL SECURITY.. . . . . . . . . . . . . . . . . . . . -26-
 Section 5.1.    Collateral.   . . . . . . . . . . . . . . . . . . . . . -26-
 Section 5.2.    Market Value. . . . . . . . . . . . . . . . . . . . . . -26-
 Section 5.3.    Release of Collateral.  . . . . . . . . . . . . . . . . -27-
 Section 5.4.    Substitute Collateral.  . . . . . . . . . . . . . . . . -28-

Section 6.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . -29-
 Section 6.1.    Corporate Authority, Etc. . . . . . . . . . . . . . . . -29-
 Section 6.2.    Governmental Approvals.   . . . . . . . . . . . . . . . -30-
 Section 6.3.    Title to Properties: Leases.    . . . . . . . . . . . . -30-
 Section 6.4.    Financial Statements.   . . . . . . . . . . . . . . . . -30-
 Section 6.5.    No Material Changes.  . . . . . . . . . . . . . . . . . -30-
 Section 6.6.    Franchises, Patents, Copyrights, Etc.   . . . . . . . . -31-
 Section 6.7.    Litigation.   . . . . . . . . . . . . . . . . . . . . . -31-
 Section 6.8.    No Materially Adverse Contracts, Etc.   . . . . . . . . -31-
 Section 6.9.    Compliance with Other Instruments, Laws, Etc.   . . . . -31-
 Section 6.10.    Tax Status.  . . . . . . . . . . . . . . . . . . . . . -31-
 Section 6.11.    No Event of Default.   . . . . . . . . . . . . . . . . -32-
 Section 6.12.    Holding Company and Investment Company Acts.   . . . . -32-
 Section 6.13.    Absence of UCC Financing Statements, Etc.  . . . . . . -32-
 Section 6.14.    Setoff, Etc.   . . . . . . . . . . . . . . . . . . . . -32-
 Section 6.15.    Certain Transactions.  . . . . . . . . . . . . . . . . -32-
 Section 6.16.    Employee Benefit Plans.  . . . . . . . . . . . . . . . -32-
 Section 6.17.    ERISA Taxes.   . . . . . . . . . . . . . . . . . . . . -33-
 Section 6.18.    Plan Payments.   . . . . . . . . . . . . . . . . . . . -33-
 Section 6.19.    Regulations T, U and X.  . . . . . . . . . . . . . . . -33-
 Section 6.20.    Subsidiaries.  . . . . . . . . . . . . . . . . . . . . -33-
 Section 6.21.    Loan Documents.  . . . . . . . . . . . . . . . . . . . -33-
 Section 6.22.    Brokers.   . . . . . . . . . . . . . . . . . . . . . . -34-
 Section 6.23.    Fair Consideration.  . . . . . . . . . . . . . . . . . -34-
 Section 6.24.    Solvency.  . . . . . . . . . . . . . . . . . . . . . . -34-
 Section 6.25.    Other Debt.  . . . . . . . . . . . . . . . . . . . . . -34-
 Section 6.26.    Year 2000 Compliant.   . . . . . . . . . . . . . . . . -34-
 Section 6.27.    True Sales.  . . . . . . . . . . . . . . . . . . . . . -35-

Section 7.   AFFIRMATIVE COVENANTS OF THE BORROWER.. . . . . . . . . . . -35-
 Section 7.1.    Punctual Payment.   . . . . . . . . . . . . . . . . . . -35-
 Section 7.2.    Maintenance of Office.  . . . . . . . . . . . . . . . . -35-
 Section 7.3.    Records and Accounts.   . . . . . . . . . . . . . . . . -35-
 Section 7.4.    Financial Statements, Certificates and Information.   . -35-
 Section 7.5.    Notices.. . . . . . . . . . . . . . . . . . . . . . . . -37-
 Section 7.6.    Existence; Maintenance of Properties. . . . . . . . . . -39-
 Section 7.7.    Insurance.    . . . . . . . . . . . . . . . . . . . . . -39-
 Section 7.8.    Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . -39-
 Section 7.9.    Inspection of Properties and Books.   . . . . . . . . . -40-
 Section 7.10.    Compliance with Laws, Contracts, Licenses,
             and Permits.  . . . . . . . . . . . . . . . . . . . . . . . -40-
 Section 7.11.    Use of Proceeds.   . . . . . . . . . . . . . . . . . . -40-
 Section 7.12.    Further Assurances.  . . . . . . . . . . . . . . . . . -40-
 Section 7.13.    Business Operations.   . . . . . . . . . . . . . . . . -41-
 Section 7.14.    ERISA Compliance.  . . . . . . . . . . . . . . . . . . -41-
 Section 7.15.    Distribution of Income to the Borrower.  . . . . . . . -41-
 Section 7.16.    More Restrictive Agreements.   . . . . . . . . . . . . -41-
 Section 7.17.    Plan Assets, etc.  . . . . . . . . . . . . . . . . . . -41-
 Section 7.18.    Determination of Values.   . . . . . . . . . . . . . . -42-

Section 8.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER. . . . . . . . . -42-
 Section 8.1.    Restrictions on Indebtedness.   . . . . . . . . . . . . -42-
 Section 8.2.    Restrictions on Liens, Etc.   . . . . . . . . . . . . . -43-
 Section 8.3.    Restrictions on Investments.  . . . . . . . . . . . . . -43-
 Section 8.4.    Merger, Consolidation.  . . . . . . . . . . . . . . . . -44-
 Section 8.5.    Sale and Leaseback.   . . . . . . . . . . . . . . . . . -45-
 Section 8.6.    Distributions.  . . . . . . . . . . . . . . . . . . . . -45-
 Section 8.7.    Asset Sales.  . . . . . . . . . . . . . . . . . . . . . -45-

Section 9.   FINANCIAL COVENANTS OF BORROWER.. . . . . . . . . . . . . . -45-
 Section 9.1.    Liabilities to Assets Ratio.  . . . . . . . . . . . . . -45-
 Section 9.2.    Consolidated EBITDA Coverage.   . . . . . . . . . . . . -45-
 Section 9.3.    Borrowing Base.   . . . . . . . . . . . . . . . . . . . -46-
 Section 9.4.    Minimum Shareholders' Equity.   . . . . . . . . . . . . -46-
 Section 9.5.    Required Equity.  . . . . . . . . . . . . . . . . . . . -46-

Section 10.  CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . . -46-
 Section 10.1.    Loan Documents.  . . . . . . . . . . . . . . . . . . . -46-
 Section 10.2.    Certified Copies of Organizational Documents.  . . . . -47-
 Section 10.3.    Bylaws; Resolutions.   . . . . . . . . . . . . . . . . -47-
 Section 10.4.    Incumbency Certificate; Authorized Signers.  . . . . . -47-
 Section 10.5.    Opinion of Counsel.  . . . . . . . . . . . . . . . . . -47-
 Section 10.6.    Payment of Fees.   . . . . . . . . . . . . . . . . . . -47-
 Section 10.7.    Performance; No Default.   . . . . . . . . . . . . . . -47-
 Section 10.8.    Representations and Warranties.  . . . . . . . . . . . -47-
 Section 10.9.    Proceedings and Documents.   . . . . . . . . . . . . . -48-
 Section 10.10.    Collateral Loan Qualification Documents.  . . . . . . -48-
 Section 10.11.    Compliance Certificate.   . . . . . . . . . . . . . . -48-
 Section 10.12.    Governmental Policy.  . . . . . . . . . . . . . . . . -48-
 Section 10.13.    Other.  . . . . . . . . . . . . . . . . . . . . . . . -48-

Section 11.  CONDITIONS TO ALL BORROWINGS.   . . . . . . . . . . . . . . -48-
 Section 11.1.    Prior Conditions Satisfied.  . . . . . . . . . . . . . -48-
 Section 11.2.    Representations True; No Default.  . . . . . . . . . . -48-
 Section 11.3.    No Legal Impediment.   . . . . . . . . . . . . . . . . -49-
 Section 11.4.    Governmental Regulation.   . . . . . . . . . . . . . . -49-
 Section 11.5.    Proceedings and Documents.   . . . . . . . . . . . . . -49-
 Section 11.6.    Borrowing Documents.   . . . . . . . . . . . . . . . . -49-

Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.   . . . . . . . . . . -49-
 Section 12.1.    Events of Default and Acceleration.  . . . . . . . . . -49-
 Section 12.1A.  Limitation of Cure Periods.   . . . . . . . . . . . . . -52-
 Section 12.1B.  Certain Cure Periods.   . . . . . . . . . . . . . . . . -53-
 Section 12.2.    Termination of Commitments.  . . . . . . . . . . . . . -53-
 Section 12.3.    Remedies.  . . . . . . . . . . . . . . . . . . . . . . -54-
 Section 12.4.    Distribution of Collateral Proceeds.   . . . . . . . . -54-

Section 13.  SETOFF. . . . . . . . . . . . . . . . . . . . . . . . . . . -55-

Section 14.  THE AGENT.. . . . . . . . . . . . . . . . . . . . . . . . . -55-
 Section 14.1.    Authorization.   . . . . . . . . . . . . . . . . . . . -55-
 Section 14.2.    Employees and Agents.  . . . . . . . . . . . . . . . . -55-
 Section 14.3.    No Liability.  . . . . . . . . . . . . . . . . . . . . -55-
 Section 14.4.    No Representations.  . . . . . . . . . . . . . . . . . -56-
 Section 14.5.    Payments.. . . . . . . . . . . . . . . . . . . . . . . -56-
 Section 14.6.    Holders of Notes.  . . . . . . . . . . . . . . . . . . -57-
 Section 14.7.    Indemnity.   . . . . . . . . . . . . . . . . . . . . . -57-
 Section 14.8.    Agent as Lender.   . . . . . . . . . . . . . . . . . . -57-
 Section 14.9.    Resignation.   . . . . . . . . . . . . . . . . . . . . -57-
 Section 14.10.    Duties in the Case of Enforcement.  . . . . . . . . . -58-

Section 15.  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . -58-

Section 16.  INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . . -59-

Section 17.  SURVIVAL OF COVENANTS, ETC.   . . . . . . . . . . . . . . . -60-

Section 18.  ASSIGNMENT AND PARTICIPATION. . . . . . . . . . . . . . . . -60-
 Section 18.1.    Conditions to Assignment by Lenders.   . . . . . . . . -60-
 Section 18.2.    Register.  . . . . . . . . . . . . . . . . . . . . . . -61-
 Section 18.3.    New Notes.   . . . . . . . . . . . . . . . . . . . . . -61-
 Section 18.4.    Participations.  . . . . . . . . . . . . . . . . . . . -62-
 Section 18.5.    Pledge by Lender.  . . . . . . . . . . . . . . . . . . -62-
 Section 18.6.    No Assignment by Borrower.   . . . . . . . . . . . . . -62-
 Section 18.7.    Disclosure.  . . . . . . . . . . . . . . . . . . . . . -62-

Section 19.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . -62-

Section 20.  RELATIONSHIP.   . . . . . . . . . . . . . . . . . . . . . . -64-

Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. . . . . -64-

Section 22.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . -64-

Section 23.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . -64-

Section 24.  ENTIRE AGREEMENT, ETC.. . . . . . . . . . . . . . . . . . . -65-

Section 25.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . -65-

Section 26.  DEALINGS WITH THE BORROWER.   . . . . . . . . . . . . . . . -65-

Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.   . . . . . . . . . . . -65-

Section 28.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . -66-

Section 29.  NO UNWRITTEN AGREEMENTS.. . . . . . . . . . . . . . . . . . -66-

Section 30.  TIME OF THE ESSENCE.  . . . . . . . . . . . . . . . . . . . -66-

Section 31.  REPLACEMENT NOTES.. . . . . . . . . . . . . . . . . . . . . -67-

Section 32.  SERVICING.. . . . . . . . . . . . . . . . . . . . . . . . . -67-

                         REVOLVING CREDIT AGREEMENT


     THIS REVOLVING CREDIT AGREEMENT is made as of the 12th day of January, 1999, by and among WELLSFORD FINANCE, INC., a Maryland corporation having its principal place of business at 535 Madison Avenue, 26th Floor, New York, New York 10022 ("Borrower"), BANKBOSTON, N.A., a national banking association, and the other lending institutions which may become parties hereto pursuant to Section 18 (collectively, the "Lenders"), and BANKBOSTON, N.A., as Agent for the Lenders (the "Agent").

     Section 6.      DEFINITIONS AND RULES OF INTERPRETATION.

     Section 6.1. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

     Abbey Participation Interest. The Participation Interest of the Borrower, pursuant to that certain Loan Participation Agreement dated as of August 28, 1997 between Morgan Guaranty Trust Company of New York and Wellsford Real Properties, Inc., and subsequently assigned to Wellsford Capital ("Capital"), as amended by that certain First Amendment to Participation Agreement dated as of April 17, 1998, as further amended by that certain Letter Agreement dated June 1, 1998, between Morgan and Capital and subsequently assigned to Borrower, in the loan from Morgan Guaranty Trust Company of New York to various borrowers pursuant to a Revolving Credit Agreement dated as of August 28, 1997.

     Agent. BankBoston, N.A., a national banking association, its successors and assigns, acting as agent for the Lenders.

     Agents Head Office. The Agents head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

     Agents Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

     Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     Agreement Regarding Fees. The Agreement Regarding Fees dated of even date herewith between Borrower and BKB.

     Appraisal. An MAI appraisal of the value of a parcel of Collateral Property, determined on a fair market value basis, performed by an independent appraiser, the form and substance of such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to federally regulated financial institutions, including, without limitation, FIRREA.

     Balance Sheet Date.  September 30, 1998.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts as its "base rate", and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

     BKB.  BankBoston, N.A., a national banking association.

     Borrower.  As defined in the preamble hereto.

     Borrowing Base. At any time, the sum of the Designated Collateral Values for each Collateral Loan. Notwithstanding anything herein to the contrary, with respect to any Collateral Loan for which BKB is the Servicer, in no event shall (a) the LTV with respect to any such Collateral Loan exceed 65%, or (b) the Designated Collateral Value for such Collateral Loans exceed thirty percent (30%) of the Designated Collateral Value within the Borrowing Base.

     Business Day. Any day on which banking institutions in the city in which the Agents Head Office is located are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, which also is a Eurodollar Business Day.

     Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     Class 1 Collateral Loan. At any time as determined by the Agent, a Collateral Loan which at the time of determination has a Debt Service Coverage Ratio greater than 1.50 to 1 and an LTV of less than 75%.

     Class 2 Collateral Loan. At any time as determined by the Agent, a Collateral Loan which at the time of determination has a Debt Service Coverage Ratio greater than 1.50 to 1 and an LTV of 75% or greater but not greater than 85%.

     Closing Date. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

     CMBS. Securities issued pursuant to a securitization of commercial Mortgage Loans.

     Code.  The Internal Revenue Code of 1986, as amended.

     Collateral. All of the property, rights and interests of the Borrower, which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Collateral Notes and the other Collateral Loan Documents.

     Collateral Assignment. Each of the Collateral Assignment of Documents, Rights and Claims by the Borrower to the Agent for the benefit of the Lenders pursuant to which the Collateral Notes and related documents are pledged to the Agent.

     Collateral Loans. Each of the Mortgage Loans, Mezzanine Loans, Subordinated Loans, Participation Interests and CMBS that are pledged to the Agent and accepted by the Lenders as Collateral.

     Collateral Loan Documents. Each of the documents, instruments or other agreements evidencing, securing or otherwise relating to the indebtedness of an applicable Collateral Loan.

     Collateral Loan Qualification Documents.  See Schedule 1.2 hereto.

     Collateral Notes. Collectively, the Qualifying Collateral Notes that are pledged pursuant to the Collateral Assignments.

     Collateral Property. Collectively, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of a Collateral Loan (or with respect to a Mezzanine Loan, the equity interests and other collateral pledged to secure repayment of such loan and the real property which is directly or indirectly owned by the Person or Persons pledging the equity interests to secure repayment of a Mezzanine Loan) at any time and, individually, any one such parcel of real property or other collateral.

     Commitment.  With respect to each Lender, the amount set forth on
Schedule 1 hereto as the amount of such Lenders Commitment to make or maintain Loans to the Borrower, as the same may be reduced from time to time in accordance with the terms of this Agreement.

     Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lenders percentage of the aggregate Commitments of all of the Lenders.

     Compliance Certificate.  See Section 7.4(e).

     Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

     Consolidated EBITDA. With respect to any period, an amount equal to the EBITDA of the Borrower and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles. The Consolidated EBITDA of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrowers allocable share of such Consolidated EBITDA for the relevant period or as of the date of determination.

     Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. All Real Estate shall be valued on an undepreciated cost basis. The assets of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrowers allocable share of such assets for the relevant period or as of the date of determination.

     Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified. The liabilities of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrowers allocable share of such liabilities for the relevant period or as of the date of determination.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

     Debt Offering. The issuance and sale by the Borrower of any debt securities of the Borrower.

     Debt Service. For any period, the sum of all interest expense and mandatory or scheduled principal payments due and payable during such period, excluding any balloon payments due upon maturity of any Indebtedness.

     Debt Service Coverage Ratio. For any Collateral Loan, at any time determined by the Agent at the end of any calendar quarter, the ratio (expressed as a percentage) of (a) the net operating income (determined on a cash basis) from a Collateral Property available for the payment of all Debt Service secured, in whole or in part, by such Collateral Property or by direct or indirect beneficial interests therein relating to such Collateral Property (including all senior loans, Subordinated Loans and Mezzanine Loans) for such period to (b) the Debt Service payable with respect to all loans secured, in whole or in part, by such Collateral Property or by direct or indirect beneficial interests therein relating to such Collateral Property (including all senior loans, Subordinated Loans and Mezzanine Loans) for such period. The determination of the Debt Service Coverage Ratio and the components thereof shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error. With respect to the Woodlands Notes, the Debt Service Coverage Ratio shall be determined with respect to and the extent of the EBITDA of the Obligors under the Woodlands Notes to the extent the same is included in the interest coverage calculation for such Collateral Loan. With respect to the Abbey Participation Interest, a capital improvement reserve of $0.25 per square foot per annum of net rentable area owned by the borrowers now or hereafter a party to the "Abbey Loan Documents" (as defined in the Collateral Assignment) shall be deducted in determining the net operating income from the Collateral Properties subject thereto.

     Default.  See Section 12.1.

     Designated Collateral Value. With respect to each Collateral Loan, the sum of (a) the lesser of (i) the Market Value of such Collateral Loan at any time of determination, and (ii) the outstanding principal balance of (or right to payment of principal pursuant to a Participation Interest evidenced
by) such Collateral Loan, multiplied by (b) the percentage rate set forth below with respect thereto:

          Collateral Loan                    Advance Rate
          ---------------                    ------------

     Class 1 Collateral Loan            Not to exceed 65%

     Class 2 Collateral Loan            Not to exceed 55%

The Advance Rate for a Collateral Loan shall be determined by all of the Lenders in their sole discretion (but not to exceed 65%). As of the date hereof, the Woodlands Notes and the Abbey Participation Interest are Class 1 Collateral Loans with an Advance Rate of 65%.

     The Designated Collateral Value shall be zero for each Collateral Loan:

          (a) with respect to the Collateral Note or related Collateral Loan Documents (which shall include for the purposes hereof any underlying loan documents that are the subject of a Participation Interest), there shall have occurred a failure to pay when due, or within any applicable period of grace, any obligation thereunder, or a failure to observe or perform any term, covenant or agreement under such Collateral Note or related Collateral Loan Documents for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

          (b)  with respect to which a Subordination Event has occurred; or

          (c) with respect to which the Debt Service Coverage Ratio is not greater than 1.50 to 1 as of any date of determination and such ratio is not restored within thirty (30) days of such date of determination; or

          (d) with respect to which the LTV exceeds the percentage specified for the Class of Collateral Loan (that is, Class 1 Collateral Loan or Class 2 Collateral Loan); provided, however, that in the event that the LTV exceeds the percentage specified for a Class 1 Collateral Loan, such Collateral Loan may with the approval of the Agent become a Class 2 Collateral Loan.

     Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of the Borrower, other than dividends or distributions payable solely in equity securities of the Borrower; the purchase, redemption, exchange or other retirement of any shares of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of the Borrower.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or combined in accordance with
Section 4.1.

     Duff & Phelps. Duff & Phelps Credit Rating Co. or any successor thereto.

     EBITDA. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. Any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment.

     Equity Offering. The issuance and sale by the Borrower of any of its equity securities.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Estoppel and Agreement. That certain Estoppel and Agreement dated on or about the date hereof among Borrower, Morgan Guaranty Trust Company of New York and Agent.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent and the Lenders in their sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate at which the Reference Lenders Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in whatever interbank eurodollar market may be selected by the Reference Lender in its sole discretion, acting in good faith, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     Eurodollar Rate Loans. Loans bearing interest calculated by reference to a Eurodollar Rate.

     Event of Default.  See Section 12.1.

     Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     Fitch.  Fitch Investors Service or any successor thereto.

     generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances.  Any hazardous waste, as defined by 42 U.S.C.
Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligors balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, all obligations evidenced by bonds, debentures, notes or similar debt instruments and subordinated indebtedness);
(b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including contingent obligations that in accordance with generally accepted accounting principles are required to be footnoted on the Borrowers consolidated balance sheets and any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or an obligor under a Capitalized Lease; (e) all indebtedness, obligations or other liabilities under or with respect to interest rate swap, collar, cap or other agreements providing interest rate protection and currency exchange or swap obligations; and (f) the Borrowers pro rata share of any of the above-described obligations of its unconsolidated affiliates.

     Interest Payment Date. As to each Loan, the first day of each calendar month during the term of such Loan.

     Interest Period. With respect to each Eurodollar Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two or three months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding Eurodollar Business Day as determined conclusively by the Reference Lender in accordance with the then current bank practice in the applicable eurodollar interbank market;

          (B)  if the Borrower shall fail to give notice as provided in
     Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

          (C) no Interest Period relating to any Eurodollar Rate Loan shall extend beyond the Maturity Date.

     Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include
(i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Lenders. BKB and any other Person who becomes an assignee of any rights of a Lender pursuant to Section 18 (but not including any Participant, as defined in Section 18).

     Liens.  See Section 8.2.

     Loan Documents. This Agreement, the Notes, the Security Documents, and all other documents, instruments or agreements executed or delivered by or on behalf of the Borrower evidencing or securing the Loans.

     Loan Request.  See Section 2.6.

     Loans.  The aggregate Loans to be made by the Lenders hereunder.

     LTV. As to any Collateral Loan, at any time determined by the Agent, the ratio (expressed as a percentage) that (x) the aggregate outstanding principal balance of all loans secured in whole or in part by Collateral Property or direct or indirect beneficial interests therein relating to such Collateral Property bears to (y) the value of the Collateral Property securing such loans or to which such loans relate (together with all applicable appurtenant interests and subject to all applicable liens, encumbrances and tenancies) as determined by the Agent in its good faith judgment. The determination of the LTV and components thereof shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error. With respect to the Woodlands Notes, the LTV shall be determined with respect to and to the extent of the assets that are included in the "Total Market Value Capitalization" (as defined in the Collateral Loan Documents for the Woodlands Notes) of the Obligors for such Collateral Loan.

     Majority Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Lenders, required to approve such matter, as disclosed by the Agent to the Borrower from time to time.

     Market Value. With respect to any Collateral Loan, at any time determined by the Majority Lenders, the all-in acquisition cost (if acquired) or the outstanding principal balance (if originated) of a Collateral Loan; provided that in the sole discretion of the Agent, the Market Value of a Collateral Loan may be increased or decreased to equal the price at which such Collateral Loan could be sold to a third-party, as determined by the Majority Lenders in their sole discretion (exercised in good faith), which Market Value may be determined to be zero. The Majority Lenders determination of Market Value shall be conclusive upon the parties absent manifest error.

     Maturity Date. January 12, 2002, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Mezzanine Loan. A performing loan which is originated or acquired by the Borrower that is secured by a first priority pledge of the equity interests in a special purpose, bankruptcy remote person or other entity approved by the Lenders, which owns, directly or through one or more special purpose, bankruptcy remote entities or other entity approved by the Lenders, one or more income producing multifamily or commercial properties or such other properties as may be approved by the Lenders, which properties are subject to a loan to the property owner secured by a first lien thereon.

     Mezzanine Note. The original executed promissory note or other evidence of the indebtedness of an Obligor with respect to a Mezzanine Loan.

     Moodys.  Moodys Investor Service Inc. or any successor thereto.

     Mortgage. The mortgage, deed of trust, deed to secure debt or other similar instrument securing a Mortgage Note, which creates a valid first priority lien or security title on the fee or leasehold interest in real property securing the Mortgage Note and the assignment of rents and leases related thereto.

     Mortgage Interest Rate. The annual rate of interest payable on a Mortgage Note, Mezzanine Note, Subordinated Loan or a CMBS, which shall be adjusted from time to time with respect to instruments with a variable rate of interest. Contingent interest, participating interest or other interest that is not being paid currently on a monthly basis or quarterly basis, if applicable, shall not be included for the purposes hereof.

     Mortgage Loan. A performing first priority mortgage loan on one or more multifamily or commercial real estate properties or such other properties as may be approved by the Lenders, which is originated or purchased by Borrower, and which Mortgage Loan includes, without limitation, (i) the indebtedness evidenced by a Mortgage Note and secured by a related Mortgage and (ii) a pledge by Borrower all of its right, title and interest in and to the Collateral Property covered by such Mortgage.

     Mortgage Note. The original executed promissory note or other evidence of the indebtedness of an Obligor with respect to a Mortgage Loan.

     Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

     Non-Recourse Indebtedness. Indebtedness of a Subsidiary of Borrower which is a special purpose bankruptcy remote entity which is secured by one or more parcels of Real Estate and related personal property or interests therein and is not a general obligation of the Borrower or any Subsidiary, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the improvements and leases thereon and the rents and profits thereof securing such Indebtedness, subject to such exceptions for fraud, misapplication of rents, environmental issues and other customary matters as Agent may reasonably approve.

     Notes.  See Section 2.4.

     Notice.  See Section 19.

     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Lenders and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Obligor. Collectively, the maker or obligor under a Subordinated Loan or a Mortgage Loan, any issuer, trustee or servicer of a CMBS and the maker or obligor under a Mortgage Loan that has been securitized by such CMBS, any maker or obligor under a Mezzanine Loan and any entity through which such maker or obligor directly or indirectly owns the underlying Collateral Property (including the property owner), and any Person issuing a Participation Certificate and the maker or obligor of the loan which is the subject of such Participation Interest.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Participation Certificate. The certificates, instruments or other documents which evidence a Participation Interest.

     Participation Interest. The right of a person to receive the payment of principal and interest from a financial institution, satisfactory to the Lenders in their sole discretion, by virtue of the purchase by such person of an undivided fractional interest in a Mortgage Loan, Mezzanine Loan or Subordinated Loan originated or acquired by such financial institution.

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

     Pledge Agreement. Each agreement from time to time in effect in form and substance satisfactory to the Majority Lenders pursuant to which the Borrower may pledge cash, Short-term Investments or other property referred to in clause (iii) of Section 5.1 as part of the Collateral securing the Obligations.

     Potential Collateral. Any property of the Borrower which is not at the time included in the Collateral and which consists of (i) Qualifying Collateral Notes, (ii) Mortgage Notes, Mezzanine Notes, CMBS, Subordinated Loans or Participation Interests which may become Qualifying Collateral Notes through the approval of all of the Lenders and the completion and delivery of Collateral Loan Qualification Documents, (iii) cash, (iv) Short-term Investments and (v) other property referred to in clause (iii) of Section 5.1.

     Qualifying Collateral Notes. Collectively, the Woodlands Notes, the Abbey Participation Interest and any other notes, CMBS or Participation Interests held by the Borrower which meet all of the following conditions:
(i) no event which with the passage of time or the giving of notice, or both, might constitute a default shall have occurred under the applicable potential Collateral Note or related Collateral Loan Documents (which shall include for the purposes hereof any underlying loan documents that are the subject of a Participation Interest), (ii) the potential Collateral Note and the interest of the Borrower in the related Collateral Loan Documents shall be free and clear of all Liens other than the liens in favor of the Agent, (iii) the underlying Collateral Property shall be an income producing multifamily or commercial real estate project or other property approved by the Lenders and qualify as a Class 1 Collateral Loan or a Class 2 Collateral Loan, and shall not have any material title, survey, environmental or other defects and shall be acceptable to all of the Lenders, (iv) each such note, CMBS or Participation Interests shall have a Mortgage Interest Rate in excess of the interest rate payable hereunder, (v) the Agent shall have received all relative Collateral Loan Qualification Documents, all of which remain in full force and effect, and (vi) all of the Lenders shall have approved the Collateral Loan in the exercise of their sole discretion.

     Rating Agencies.  Collectively Duff & Phelps, Fitch, Moodys and S&P.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The record, including computer records, maintained by the Agent with respect to any Loan referred to in the Notes.

     Reference Lender. BKB.

     Register.  See Section 18.2.

     Release. Releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping or threatened release of Hazardous Substances.

     Reportable Event. Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     S&P.  Standard & Poors Corporation or any successor thereto.

     SEC.  The federal Securities and Exchange Commission.

     Security Documents. Collectively, the Collateral Assignments, any further collateral assignments, pledges, endorsements or powers to the Agent for the benefit of the Lenders, and each Pledge Agreement, including, without limitation, U.C.C.-1 financing statements executed and delivered in connection therewith.
     Servicer. A servicer or agent which may service a Collateral Loan or any portion thereof.

     Servicing Agreement. The agreement pursuant to which a Servicer services a Collateral Loan or any portion thereof.

     Shareholders Equity. At any date, the total consolidated shareholders equity of the Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles.

     Short-term Investments. Investments described in subsections (a) through (g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Majority Lenders.

     State.  A state of the United States of America.

     Subordination Event. The occurrence of any event or circumstance (including, without limitation, the occurrence of a default or bankruptcy event) which entitles the holder of any loan to be paid prior to or in preference to the holder of a Subordinated Loan. Without limiting the foregoing, with respect to (a) a Mortgage Loan or (b) a Mezzanine Loan or Participation Interest relating to a Mezzanine Loan or a CMBS, the occurrence of any event for such period of time as would permit (assuming the giving of appropriate notice if required) the holder of any mortgage loan or tranche thereof prior to such Mortgage Loan or any loan secured by the Collateral Property underlying such Mezzanine Loan or Participation Interest, as applicable, to accelerate the maturity thereof shall constitute a Subordination Event.

     Subordinated Loan.  A Mortgage Loan, Mezzanine Loan, CMBS or
Participation Interest, or portion thereof, with respect to which the right to be paid or the timing of such payment is or may become subordinated or otherwise made inferior or subject to the right of another Person to be paid, whether by contract, priority or otherwise.

     Subsidiary. Any corporation, association, partnership, limited liability company, trust, or other business or other legal entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of the date of this Agreement, the Total Commitment is $35,000,000.00 (with BKB having a Commitment of $35,000,000.00), provided that the Total Commitment shall increase up to a maximum of $50,000,000.00 as and when one or more Lenders shall acquire from BKB all or a portion of the additional uncommitted Commitment of $15,000,000.00.

     Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     Woodlands Notes. Collectively, the Land Company Second Secured Term Loan Note dated December 28, 1998, in the principal face amount of $10,813,008.13 and that certain Commercial Company Second Secured Term Loan Note dated December 28, 1998 in the principal face amount of $4,186,991.87, each made by The Woodlands Commercial Properties Company, L.P. and The Woodlands Land Development Company, L.P. to the order of Borrower.

     Year 2000 Compliant. All computers, hardware, imbedded microchips, software and material date-affected technology used in Borrowers business operations are able to correctly and effectively store, process and otherwise deal with date data from, into, between and otherwise concerning the twentieth and twenty-first centuries, and otherwise continue to function properly and unimpaired with respect to all calendar dates falling on or after January 1, 2000.

     Section 6.2.    Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

          (i) Reference to a particular "Section", refers to that section of this Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section 7.     THE REVOLVING CREDIT FACILITY.

     Section 7.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to the lesser of (a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lenders Commitment and (b) such Lenders Commitment Percentage of the Borrowing Base; provided, that, in all events no Default or Event of Default shall have occurred and be continuing and the Borrowers financial statements as required pursuant to Section 2.6(iii) shall demonstrate compliance with all covenants set forth therein; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Lenders Commitment Percentage. The Loan Request shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such funding. Notwithstanding anything herein to the contrary, the Lenders shall have no obligation to make Loans to the Borrower in the maximum aggregate principal amount outstanding of more than $35,000,000.00, until the Total Commitment shall be increased, up to a maximum of $50,000,000.00, as and when one or more Lenders shall acquire from BKB all or a portion of the additional uncommitted Commitment of $15,000,000.00.

     Section 7.2. Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee calculated at the rate of one-fourth of one percent (1/4%) per annum on the average daily amount by which the Total Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 2.3, with a final payment on the Maturity Date.

     Section 7.3. Reduction of Commitment. The Borrower shall have the right at any time and from time to time upon five Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such reduction to be without penalty (unless such reduction requires repayment of
a Eurodollar Rate Loan).   Promptly after receiving any notice of the
Borrower delivered pursuant to this Section 2.3, the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any facility fee under
Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated. Notwithstanding the foregoing, in no event shall the Commitments be reduced to less than $25,000,000.00.
     Section 7.4. Notes. The Loans shall be evidenced by a single promissory note of the Borrower to each Lender in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Lender in the principal amount equal to such Lenders Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below (provided that without increasing the Commitment of BKB, the initial Note delivered to BKB shall be in the principal face amount equal to BKBs Commitment and the remaining uncommitted Commitment of $15,000,000.00). The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Agents Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the Agents Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on the Agents Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     Section 7.5.    Interest on Loans.

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is converted to a Eurodollar Rate Loan at the rate per annum equal to the sum of the Base Rate plus one and three-fourths percent (1.75%).

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Eurodollar Rate determined for such Interest Period plus two and three-fourths percent (2.75%).

          (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

          (d) Base Rate Loans and Eurodollar Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

     Section 7.6. Requests for Loans. Except with respect to the initial Loan, the Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than five (5) Business Days prior to the proposed Drawdown Date. The Borrower shall not make a Loan Request more frequently than two times each month. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 7.11), (ii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan, and (iii) a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed advance. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Except as provided in this Section 2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Lenders on the proposed Drawdown Date, provided that, in addition to the Borrowers other remedies against any Lender which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Lender fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement (including, without limitation, amounts due pursuant to Section 4.8) to any Lender which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Lender as a result of the Borrowers election to revoke such Loan Request. Nothing herein shall prevent the Borrower or the funding Lenders from seeking recourse against any Lender that fails to advance its proportionate share of a requested Loan (but not any other Lender) as required by this Agreement for the actual and consequential damages incurred by the Borrower (including, without limitation, amounts required to be paid under this Agreement by the Borrower to any Lender) and such funding Lenders proximately caused by such Lender that has failed to advance its proportionate share, provided that in no event shall such Lender be liable for punitive or exemplary damages. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Lenders no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a Eurodollar Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than five (5) Eurodollar Rate Loans outstanding at any one time.

     Section 7.7.    Funds for Loans.

          (a) Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Lenders will make available to the Agent, at the Agents Head Office, in immediately available funds, the amount of such Lenders Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders by crediting such amount to the account of the Borrower maintained at the Agents Head Office. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lenders Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrowers Loan Request subject to the terms of Section
2.6. In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position as against the Lender or Lenders so failing or refusing for such Loans as provided in
Section 12.4.

          (b) Unless Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender's pro rata share of a proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Lender shall be liable to the Agent for the amount of such advance.

     Section 8.     REPAYMENT OF THE LOANS.

     Section 8.1. Stated Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     Section 8.2. Mandatory Prepayments. The Borrower promises to pay principal of the Loans prior to the stated maturity as follows:

          (a) If at any time the aggregate outstanding principal amount of the Loans exceeds the Total Commitment or the Borrowing Base, then the Borrower shall, subject to Borrowers rights pursuant to Section 12.1B, immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Loans, together with any additional interest payable pursuant to Section 4.8.

          (b) If at any time the Borrower receives a payment or prepayment of or in respect to the principal amount of any Collateral Loan (whether as a result of a voluntary prepayment, the occurrence of a casualty to or condemnation of the property securing such loan (except to the extent such proceeds from a casualty or condemnation are required to be released to the Obligor for repairs or restoration as a result thereof), or otherwise), then the Borrower shall immediately pay such amount to the Agent for the respective accounts of the Lenders for application to the Loans, together with any additional interest payable pursuant to Section 4.8.

     Section 8.3. Optional Prepayments. The Borrower shall have the right, at the Borrowers election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three Business Days prior written notice of any prepayment pursuant to this Section 3.3 of any Base Rate Loans and at least four Eurodollar Business Days notice of any proposed repayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

     Section 8.4. Partial Prepayments. Each partial prepayment of the Loans under Section 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans.

     Section 8.5. Effect of Prepayments. Amounts of the Loans prepaid under Section 3.2 and Section 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2.

     Section 9.     CERTAIN GENERAL PROVISIONS.

     Section 9.1.    Conversion Options.

          (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a Eurodollar Rate Loan, as applicable; provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three Business Days prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such Eurodollar Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least four Eurodollar Business Days prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than five (5) Eurodollar Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a Eurodollar Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no Eurodollar Rate Loan may be continued as such when any Default of the type described in subsections (a),
(b), (c) or (d) of Section 12.1 or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

          (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

     Section 9.2. Closing Fee. The Borrower agrees to pay, on or before the Closing Date, to BKB a commitment fee as specified in the Agreement Regarding Fees.
     Section 9.3. Agents Fee. The Borrower shall pay to the Agent, for the Agents own account, an Agents fee as specified in the Agreement Regarding Fees.

     Section 9.4.    Funds for Payments.

          (a) All payments of principal, interest, facility fees, Agents fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agents Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with BKB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     Section 9.5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

     Section 9.6. Inability to Determine Eurodollar Rate. In the event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any Loan Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

     Section 9.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender or its Eurodollar Lending Office shall assert that it is unlawful, for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make Eurodollar Rate Loans or convert Loans of another type to Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law.

     Section 9.8. Additional Interest. If any Eurodollar Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrower will pay to the Agent upon demand for the account of the Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Lenders for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the Eurodollar Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the Eurodollar Rate applicable to such Eurodollar Rate Loan minus
(b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Lender shall not be obligated or required to have actually obtained funds at the Eurodollar Rate or to have actually reinvested such amount as described above).

     Section 9.9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any future applicable law or any amendment or modification of present applicable law which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lenders Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender beyond those in effect as of the date hereof, or

          (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lenders Commitment, or any class of loans or commitments of which any of the Loans or such Lenders Commitment forms a part; and the result of any of the foregoing is

               (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lenders Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Lender or the Agent hereunder on account of such Lenders Commitment or any of the Loans, or

               (iii) to require such Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Lender or the Agent.

     Section 9.10. Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements of general application for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any future guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on such Lenders or such holding companys capital as a consequence of such Lenders commitment to make Loans hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lenders or such holding companys then existing policies with respect to capital adequacy and assuming the full utilization of such entitys capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting for the Lenders calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods, generally applied by such Lender or the Agent.

     Section 9.11. Indemnity of Borrower. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request; provided, however, that the Borrower shall not be required to so indemnify any Lender pursuant to clause (b) above which fails or refuses to fund its proportionate share of a Loan in accordance with the terms of this Agreement.

     Section 9.12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the Base Rate from the date due until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

     Section 9.13. Certificate. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or
Section 4.12 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

     Section 9.14. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Lenders and the Agent.

     Section 10.    COLLATERAL SECURITY.

     Section 10.1. Collateral. The Obligations shall be secured by (i) a perfected first priority pledge to the Agent, for the benefit of the Lenders, of the Collateral Loan Documents; (ii) a perfected first priority lien to be held by the Agent for the benefit of the Lenders in cash and Short-term Investments of the Borrower from time to time pledged to the Agent pursuant to one or more Pledge Agreements and (iii) such additional collateral, if any, as the Agent for the benefit of the Lenders from time to time may accept as security for the Obligations with the consent of the Majority Lenders, whether pursuant to Section 5.4 hereof or otherwise, which consent may be given or withheld in the sole discretion of the Majority Lenders.

     Section 10.2.    Market Value.

          (a) The Majority Lenders shall redetermine the Market Value of each of the Collateral Loans not more frequently than once each 12-month period in order to determine the current Designated Collateral Value of each Collateral Loan and whether a note, Participation Interest or CMBS may be a Qualifying Collateral Note, and the Borrower shall pay to the Agent on demand all reasonable costs of such determination.

          (b) Notwithstanding the provisions of Section 5.2(a), the Majority Lenders may redetermine the Market Value for the purpose of determining the current Designated Collateral Value of a Collateral Loan or whether a note, Participation Interest or CMBS is a Qualifying Collateral Note (i) at any time following a condemnation of or uninsured casualty to the Collateral Property related to such Collateral Loan, or (ii) in the event that there is a material adverse change to the Borrower or its assets or any Collateral Property. The expense of such determination performed pursuant to this
Section 5.2(b) shall be borne by the Borrower.

          (c) In the event that the Agent shall advise the Borrower, on the basis of any determination pursuant to Section 5.2, that the Designated Collateral Value is insufficient to comply with the requirements of Section 9.3, then until the Designated Collateral Value shall be restored to compliance with Section 9.3 the Lenders shall not be required to make advances under Section 2.1.

          (d) Notwithstanding the provisions of Section 5.2(a), in the event that the Borrower shall desire to advance additional amounts pursuant to the Abbey Participation Interest, Borrower may request that the Agent and the Majority Lenders redetermine the Market Value of the Abbey Participation Interest for the purpose of determining the current Designated Collateral Value thereof. Such redetermination shall be subject to delivery to the Agent and the Majority Lenders of such evidence as the Agent and the Majority Lenders may require to verify the increase in the Market Value of the Abbey Participation Interest, the LTV and Debt Service Coverage Ratio with respect to the Collateral Properties relating thereto, the continued classification of such Collateral Note as a Class 1 Collateral Loan or Class 2 Collateral Loan, as applicable, and the other requirements of this Agreement for a Collateral Note to be a Qualifying Collateral Note.

     Section 10.3. Release of Collateral. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this
Section 5.3 except as provided in this Section 5.3), the Agent shall release a Collateral Note from the lien of the Security Documents encumbering the same upon the request of the Borrower and upon the following terms and conditions:

          (a) The Borrower shall deliver to the Agent written notice of its desire to obtain each such release no later than fifteen (15) days prior to the date on which each such release is to be effected together with evidence satisfactory to the Agent that such release is to facilitate a sale of such Collateral Note to an unrelated third party in a bona-fide arms-length transaction for a cash sales price or a bona-fide refinance; and

          (b) The Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under
Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release; and

          (c) The Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorneys fees; and

          (d) The Borrower shall pay to the Agent for the account of the Lenders, which payment shall be applied to reduce the outstanding principal balance of the Loans, a release price equal to 105% of the Designated Collateral Value of the Collateral to be released as most recently determined hereunder. Such payment shall be applied to reduce the outstanding principal balance of the Loans; provided, that the Borrower shall not be required to make a payment which would reduce the principal balance below zero. Notwithstanding the foregoing, in the event that the Borrower shall sell to BKB a portion of the Abbey Participation Interest pursuant to a separate transaction, the release price shall be equal to 100% of the Designated Collateral Value as most recently determined hereunder of the Abbey Participation Interest to be released.

     Section 10.4.    Substitute Collateral.

          (a) The Borrower from time to time may, by written request to the Agent who shall promptly notify the Lenders, request that certain Potential Collateral owned by the Borrower be included as Collateral to secure the Obligations and for the purpose of increasing the Borrowing Base or replacing existing Collateral. Notwithstanding the foregoing, no Potential Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied:

               (i) such proposed collateral shall be a Qualifying Collateral Note; and

               (ii) the Borrower shall have executed and delivered to the Agent all Collateral Loan Qualification Documents or other instruments, documents, or agreements, including Uniform Commercial Code financing statements, as the Agent shall deem necessary or desirable to perfect a first priority security interest in, or lien on, such Potential Collateral, all of which instruments, documents or agreements shall be in form and substance satisfactory to the Agent in its sole discretion.

     The Borrower acknowledges that the decision of all of the Lenders to grant or withhold their consent to the acceptance of additional or substitute Potential Collateral under this Section 5.4 shall be based entirely on such factors as the Lenders deem relevant in their sole discretion, including, without limitation, those enumerated in clauses (i) through (iii) hereinabove, and such consent may be granted or withheld solely at the discretion of all of the Lenders. The Agent shall have fifteen (15) days from the date of the receipt of all of the foregoing to advise the Borrower whether the Majority Lenders have approved the acceptance of such Potential Collateral as Collateral.

          (b) In connection with each such addition or substitution, the Borrower, within fifteen (15) days of the Borrower's request to add such assets to the Collateral, shall pay to the Agent for the account of the Lenders a review fee of $5,000.00 for each asset to be added to be split equally by the Lenders, without regard to their respective Commitment Percentages.

     Section 11.    REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Agent and the Lenders as follows.

     Section 11.1.    Corporate Authority, Etc.

          (a) Incorporation; Good Standing. The Borrower (i) is a corporation duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Maryland, and is validly existing and in good standing under the laws of the State of Maryland, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of the Borrower.

          (b) Subsidiaries. Each of the Subsidiaries of the Borrower (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

          (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation , bylaws, or other charter documents of, or any agreement or other instrument binding upon, the Borrower, or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of the Borrower.

          (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party are valid and legally binding obligations of the Borrower enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 11.2. Governmental Approvals. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

     Section 11.3.    Title to Properties: Leases.   Except as indicated on
Schedule 6.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     Section 11.4. Financial Statements. The Borrower has furnished to each of the Lenders: (a) the pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date and their related consolidated statements of income, changes in stockholder equity and cash flows for the fiscal year then ended, certified by the chief financial or chief accounting officer of the Borrower to have been prepared in accordance with generally accepted accounting principles, and (b) an unaudited consolidated balance sheet and an unaudited consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ended since the Balance Sheet Date certified by Borrowers chief financial or chief accounting officer to have been prepared in accordance with generally accepted accounting principles consistent with those used in the preparation of the annual audited statements delivered pursuant to subsection (a) above and to fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal quarter then ended (subject to year-end adjustments). Such balance sheet and statements of income, stockholders equity and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

     Section 11.5. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

     Section 11.6. Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

     Section 11.7. Litigation. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or materially impair the right of the Borrower to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

     Section 11.8. No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the officers of such Person, to have any materially adverse effect on the business of the Borrower.

     Section 11.9. Compliance with Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter or other organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

     Section 11.10.    Tax Status.  The Borrower and each of its Subsidiaries
(a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of such Person know of no basis for any such claim.

     Section 11.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

     Section 11.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 11.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or its Subsidiaries or rights thereunder.

     Section 11.14. Setoff, Etc. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except Permitted Liens.

     Section 11.15. Certain Transactions. None of the officers, trustees, directors, or employees of the Borrower or any of its Subsidiaries is a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 11.16. Employee Benefit Plans. The Borrower and each ERISA Affiliate are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. There has been no institution of proceedings or any other action by PBGC, the Borrower or any ERISA Affiliate to terminate or withdraw or partially withdraw from any such Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a Multiemployer Plan, the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any such Plan. To the best of the Borrowers knowledge, no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Plan, and neither the consummation of the transactions provided for in this Agreement and compliance by the Borrower with the provisions hereof and the other Loan Documents will involve any prohibited transaction.

     Section 11.17. ERISA Taxes. Neither the Borrower nor any ERISA Affiliate thereof is currently and the Borrower has no reason to believe that the Borrower or any ERISA Affiliate thereof will become subject to any liability (other than routine expenses or contributions relating to the Plans set forth on Schedule 6.17, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plans set forth on Schedule 6.17 including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Sections 404 and 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes or penalties (when taken as a whole) as will not have a material adverse effect on the Borrower or upon its financial condition, assets, business, operations, liabilities or prospects.

     Section 11.18. Plan Payments. The Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan set forth on Schedule 6.17 and applicable law and (ii) required to be paid as expenses of each Plan set forth on Schedule 6.17. No Plan set forth on Schedule 6.17 would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

     Section 11.19. Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

     Section 11.20. Subsidiaries. Schedule 6.20 sets forth all of the Subsidiaries of the Borrower. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrowers and each other Persons ownership interest therein, is set forth in said Schedule 6.20.

     Section 11.21. Loan Documents. All of the representations and warranties of the Borrower made in the Loan Documents to which it is a party or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and no such party has failed to disclose such information as is necessary to make such representations and warranties not misleading. The information, reports, financial statements, exhibits and schedules (excluding projections which have been proposed in good faith) furnished by the Borrower to the Agent and the Lenders in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading; provided that the foregoing representation shall not apply to the accuracy of any reports prepared by third parties not affiliated with Borrower (although Borrower has no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof). All written information furnished after the date hereof by the Borrower to the Agent or the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect and shall not omit to state any material fact necessary to make the statements herein or therein not misleading, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified; provided that the foregoing representation shall not apply to the accuracy of any reports prepared by third parties not affiliated with Borrower (although Borrower shall disclose to Agent and the Lenders if it has any reason to believe that the Agent and the Lenders may not rely on the accuracy thereof).

     Section 11.22. Brokers. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

     Section 11.23. Fair Consideration. The Borrower, by receiving the benefits under this Agreement, is receiving "reasonably equivalent value" within the meaning of Section 548 of the Bankruptcy Code, Title 11, U.S.C.A. and "fair consideration" within the meaning of Consolidated Laws of New York Annotated, Chapter 12, Article 10, Section 272 in exchange for the delivery of the Security Documents to Agent.

     Section 11.24. Solvency. As of the Closing Date and after giving affect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder, the Borrower is not insolvent on a balance sheet basis, the sum of the Borrowers assets exceeds the sum of the Borrowers liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

     Section 11.25. Other Debt. Neither the Borrower nor any of their respective Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower. The Borrower has provided to the Agent copies of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon Borrower or its properties and entered into by such Person as of the date of this Agreement with respect to any Indebtedness of such Person.

     Section 11.26. Year 2000 Compliant. Borrower has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure to be Year 2000 Compliant on a timely basis, (ii) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material aspects. Borrower reasonably anticipates that it will be Year 2000 Compliant by September 30, 1999 or such earlier date as is necessary to avoid any material disruption of Borrowers business and has committed and will commit reasonably adequate resources to be Year 2000 Compliant.

     Section 11.27. True Sales. Any Collateral Loan originated by an originator other than the Borrower has been conveyed to the Borrower pursuant to a true and legal sale.

     Section 12.  AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

     Section 12.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

     Section 12.2. Maintenance of Office. The Borrower will maintain its chief executive office at 535 Madison Avenue, 26th Floor, New York County, New York, New York, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     Section 12.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. Neither the Borrower nor any of its Subsidiaries shall, without the prior written consent of the Majority Lenders, (x) make any material changes to the accounting procedures used by such Person in preparing the financial statements and other information described in Section 6.4 (excluding the conversion of a Subsidiary's accounting procedures such that they are consistent with the Borrower's accounting procedures) or (y) change its fiscal year.

     Section 12.4. Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to each of the Lenders:

          (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related unaudited consolidated statements of income, changes in shareholders equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (provided that the Agent may require that such balance sheet and statement be audited by an accounting firm approved by Agent (such approval not to be unreasonably withheld) at any time that Agent has reasonable grounds to request the same (including, without limitation, at any time that the Compliance Certificate indicates that the Borrower is at or near minimum compliance with the financial covenants in this Agreement) and any other information the Lenders may need to complete a financial analysis of the Borrower;

          or   as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth quarter), copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholders equity and cash flows for the portion of the Borrowers fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) if the Borrower becomes a reporting company, copies of any documents or reports filed by the Borrower with the SEC simultaneously with delivery thereof to the SEC;

          (d) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), copies of a consolidated statement of EBITDA for such fiscal quarter for the Borrower and its Subsidiaries, prepared in a manner reasonable satisfactory to the Agent, together with a certification by the Borrowers chief financial or chief accounting officer that the information contained in such statement fairly presents the EBITDA of the Borrower and its Subsidiaries for such period;

          (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower in the form of Exhibit C hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 9 and including the Borrowing Base worksheet attached thereto, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (f) concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

          (g) contemporaneously with the filing, mailing or releasing thereof, copies of all press releases and all material of a financial nature sent to all of the stockholders of the Borrower;

          (h) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower;

          (i)  as soon as practicable, but in any event not later than five
(5) Business Days after the Borrower acquires knowledge of the same, the occurrence of any event or development which would cause any of the Collateral Notes to no longer be Qualifying Collateral Notes hereunder, which might cause the Designated Collateral Value with respect thereto to be reduced or which may adversely affect any of the Collateral;

          (j) a copy of any rent roll, operating statements, budget, financial statement or other report Borrower shall receive from any Obligor or Servicer with respect to an item of Collateral within fifteen (15) days after Borrowers receipt thereof;

          (k) on or before the 45th day after each fiscal quarter of the Borrower with respect to the Collateral Loans serviced by Borrower and on or before the third (3rd) day after Borrowers receipt of such information from any Servicer with respect to the Collateral Loans serviced by any other Servicer, a computer readable file containing servicing information, including without limitation those fields specified by Agent from time to time (including beginning balance, interest, principal, paid-to-date and ending balances for each asset constituting Collateral and delinquencies), on a loan-by-loan basis and in the aggregate, provided, Borrower agrees to use its best efforts to obtain such information within such 45-day period from any Servicer; and

          (l) from time to time such other financial data and information in the possession of the Borrower (including without limitation auditors management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

     Section 12.5.    Notices.

          (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

          (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Collateral Property; (ii) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries or, upon the Borrower obtaining knowledge thereof, any Obligor, reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Collateral Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower, any Subsidiary of the Borrower or any Obligor or the Agents liens on the Collateral pursuant to the Security Documents.

          (c) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any Collateral Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

          (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Lenders, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $250,000.

          (e) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Property. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of (i) any Real Estate or other Investment described in Section 8.3(i) of the Borrower or its Subsidiaries within any fiscal quarter of the Borrower and (ii) any Collateral Property (to the extent Borrower knows of the same), such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Lenders under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate or other Investment described in Section 8.3(i) of the Borrower or its Subsidiaries involving an amount in excess of $5,000,000.00, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Lenders under Section 6.4 or Section 7.4 adjusted as provided in the preceding sentence.

          (f) Notice of Casualty or Condemnation. With respect to any Collateral pledged to Agent hereunder, the Borrower will give notice to the Agent immediately upon receipt of notice or knowledge that the underlying Collateral Property securing the applicable Collateral Loan as to which it relates has been materially damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially affect adversely the value thereof, or that any material portion of such property has been taken by, or is threatened to be taken by, eminent domain or other condemnation proceeding.

          (g) Notification of Lenders. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

     Section 12.6.  Existence; Maintenance of Properties.

          (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the respective businesses now conducted by each of them and in related businesses.

          (b) The Borrower (i) will cause all of its owned or leased properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable owned or leased property or on the financial condition, assets or operations of the Borrower.

     Section 12.7. Insurance. The Borrower, at its expense, will procure and maintain or cause to be procured and maintained, insurance covering the Borrower and its Subsidiaries and their respective properties in such amounts and against such risks and casualties as are customary for businesses similar to the Borrower.

     Section 12.8. Taxes. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it, its Real Estate, its sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary of the Borrower either
(i) will provide a bond issued by a surety reasonably acceptable to the Majority Lenders and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

     Section 12.9. Inspection of Properties and Books. The Borrower shall permit the Lenders, through the Agent or any representative designated by the Agent, at the Borrowers expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrowers normal business operations.

     Section 12.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Lenders have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

     Section 12.11. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to provide financing (a) for the acquisition or origination of the Investments described in Section 8.3(i), (b) for reasonable transaction costs related to the transactions referred to in the preceding clause (a), and (c) for such other purposes of the Borrower as the Majority Lenders in their discretion may approve in writing from time to time.

     Section 12.12. Further Assurances. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with, the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     Section 12.13. Business Operations. The Borrower shall operate its business as described in the business plan provided to the Agent and in compliance with the terms and conditions of this Agreement and the Loan Documents.

     Section 12.14. ERISA Compliance. The Borrower will not permit the present value of all employee benefits vested in all Employee Benefit Plans, Multiemployer Plans and Guaranteed Pension Plans maintained by the Borrower and any ERISA Affiliate thereof to exceed the present value of the assets allocable to such vested benefits by an amount greater than $500,000.00 in the aggregate. Neither the Borrower nor any ERISA Affiliate thereof will at any time permit any such Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA, incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived, or terminate any such Plan in any manner which could result in the imposition of a lien on the property of the Borrower pursuant to Section 4068 of ERISA.

     Section 12.15. Distribution of Income to the Borrower. The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its operating expenses and debt service for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiarys assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

     Section 12.16. More Restrictive Agreements. Without limiting the terms of Section 8.1, should the Borrower enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants (whether affirmative or negative), warranties, representations, defaults or events of default (or any other provision which may have the same practical effect as any of the foregoing) which are individually or in the aggregate more restrictive against the Borrower or its Subsidiaries than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly notify the Agent and, if requested by the Majority Lenders, the Borrower, the Agent, and the Majority Lenders shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Majority Lenders in their sole discretion.

     Section 12.17. Plan Assets, etc. The Borrower will do, or cause to be done, all things necessary to ensure that the Borrower will not be deemed to hold Plan Assets at any time. Each owner of an equity interest in Borrower has certified to Borrower and the Lenders, and Borrower shall require each proposed transferee of any equity interest in Borrower, as a condition precedent to such transfer, to certify to Borrower and the Lenders, that the source of funds used or to be used by it to acquire its interest in Borrower are not assets of any plan subject to Title I of ERISA or Section 4975 of the code and are not deemed to be assets of any plan under the U.S. Department of Labors plan asset regulations. Borrower has provided the Agent with a copy of each such certification from each owner of an equity interest in Borrower and will promptly provide the Agent with a copy of each such certification from each proposed transferree.

     Section 12.18. Determination of Values. Borrower shall promptly cooperate with the Agent or the Majority Lenders in their determination of the Debt Service Coverage Ratio, LTV and Market Value of each Collateral Loan, including the delivery to the Agent of all information and documentation in the possession of the Borrower regarding such Collateral Loan or Collateral Property or otherwise required by the Agent or the Majority Lenders in their sole discretion.

     Section 13.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Lenders has any obligation to make any Loans:

     Section 13.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a)  Indebtedness to the Lenders arising under any of the Loan
Documents;

          (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or the relevant Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

          (f) Non-recourse Indebtedness of any Subsidiary of the Borrower that is a special purpose bankruptcy remote entity, provided that none of such Subsidiaries shall incur any Indebtedness pursuant to this Section 8.1(f) unless the Borrower shall have provided to the Agent a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with its covenants referred to therein after giving effect to such incurrence.

     Section 13.2. Restrictions on Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

               (ii liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

               (ii) deposits or pledges made in connection with, or to secure payment of, workers compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) liens on properties other than the Collateral in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d) or (f); and

               (iv) liens in favor of the Agent and the Lenders under the Loan Documents.

     Section 13.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

          (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

          (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

          (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moodys Investors Service, Inc. or by Standard & Poors Corporation at not less than "P 1" if then rated by Moodys Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poors Corporation;

          (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moodys Investors Service, Inc. or by Standard & Poors Corporation at not less than "Aa" if then rated by Moodys Investors Service, Inc. and not less than "AA" if then rated by Standard & Poors Corporation;

          (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a),
(b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

          (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

          (h)  Investments in Subsidiaries of the Borrower; and

          (i) Investments in Mortgage Loans, Mezzanine Loans, Participation Interests, CMBS and Subordinated Loans.

     Section 13.4. Merger, Consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition without the prior written consent of the Majority Lenders except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower and
(ii) the merger or consolidation of two or more Subsidiaries of the Borrower.


     Section 13.5. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any Subsidiary shall lease back such Real Estate.

     Section 13.6. Distributions. The Borrower shall not make any Distributions which would cause it to violate any of the following covenants:

          (a) Borrower shall not pay any Distribution if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters, would exceed fifty percent (50%) of the sum of (i) its Net Income plus (ii) depreciation deducted in calculating such Net Income for such period;

          (b) The Borrower shall make no Distributions in the event that an Event of Default shall have occurred and be continuing or a Default or Event of Default would be created after giving effect to such Distribution.

     Section 13.7. Asset Sales. Neither the Borrower nor any Subsidiary of the Borrower shall sell, transfer or otherwise dispose of any Real Estate or any Investment described in Section 8.3(i) (except for the granting of Permitted Liens) unless there shall have been delivered to the Lenders a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with its covenants referred to therein after giving effect to such sale, transfer or other disposition.

     Section 14.  FINANCIAL COVENANTS OF BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans it will comply with the following:

     Section 14.1. Liabilities to Assets Ratio. The Borrower will not, at the end of any fiscal quarter, permit the ratio of Consolidated Total Liabilities to Consolidated Total Assets of the Borrower and its Subsidiaries to exceed 0.65 to 1.

     Section 14.2. Consolidated EBITDA Coverage. The Borrower will not, at the end of any fiscal quarter, permit its Consolidated EBITDA for (a) each of the first three fiscal quarters after the date hereof (with the first such quarter ending March 31, 1999) and (b) each twelve month period ending on the last day of the fourth fiscal quarter after the date hereof and the last day of each fiscal quarter thereafter, to be less than 1.5 times the Debt Service of the Borrower and its Subsidiaries for such period.

     Section 14.3. Borrowing Base. The Borrower will not permit the outstanding principal balance of the Loans as of the date of determination to be greater than the Borrowing Base as of the date of determination.

     Section 14.4.  Minimum Shareholders' Equity.

          (a) The Borrower will not permit the Shareholders Equity for the period commencing on the date hereof through and including December 31, 1999 to be less than the sum of (i) $20,000,000.00 plus (ii) eighty-five percent (85%) of the net proceeds from any Equity Offering after December 31, 1998 plus (iii) fifty percent (50%) of the sum of (A) all Net Income (or Deficit) from December 31, 1998 plus (B) depreciation deducted in calculating such Net Income (or Deficit) from December 31, 1998.

          (b) The Borrower will not permit the Shareholders Equity for the period commencing January 1, 2000 through and including December 31, 2000 to be less than the sum of (i) the greater of (A) $30,000,000.00 and (B) the Shareholders Equity as of December 31, 1999 plus (ii) eighty-five percent (85%) of the net proceeds from any Equity Offering after December 31, 1999 plus (iii) fifty percent (50%) of the sum of (A) all Net Income (or Deficit) from December 31, 1999 plus (B) depreciation deducted in calculating such Net Income (or Deficit) from December 31, 1999.

          (c) The Borrower will not for the period commencing on January 1, 2001 and continuing thereafter permit the Shareholders' Equity to be less than the sum of (i) the greater of (A) $50,000,000.00 and (B) the Shareholders' Equity as of December 31, 2000 plus (ii) eighty-five percent (85%) of the net proceeds from any Equity Offering after December 31, 2000 plus (iii) fifty percent (50%) of the sum of (A) all Net Income (or Deficit) from December 31, 2000 plus (B) depreciation deducted in calculating such Net Income (or Deficit) from December 31, 2000.

     Section 14.5. Required Equity. The Borrower shall not permit the ratio of (a) the aggregate Indebtedness without duplication of the Borrower and its Subsidiaries pursuant to Section 8.1(a) and (f), to (b) the aggregate all-in acquisition cost (or principal balance of originated loans) of the assets of the Borrower and its Subsidiaries on a consolidated basis, to exceed 0.65 to 1.

     Section 15.  CLOSING CONDITIONS.

     The obligations of the Agent and the Lenders to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to January 12, 1999:

     Section 15.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Lenders. The Agent shall have received a fully executed copy of each such document, except that each Lender shall have received a fully executed counterpart of its Note. Each of the Collateral Notes shall have been endorsed to and delivered to the Agent.

     Section 15.2. Certified Copies of Organizational Documents. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of the State in which the Borrower is organized, and by a duly authorized officer of the Borrower to be true and complete, of the articles of incorporation or other organizational documents of the Borrower or its qualification to do business, as applicable, as in effect on such date of certification.

     Section 15.3. Bylaws; Resolutions. All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of the Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower true copies of its bylaws and the resolutions adopted by its board of directors or other governing body authorizing the transactions described herein, each certified by its secretary or other duly authorized officer as of a recent date to be true and complete.

     Section 15.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) in the case of the Borrower to make Loan and Conversion Requests; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     Section 15.5. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Lenders and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agent, from Robinson, Silverman, Pearce, Aronsohn & Berman, counsel of the Borrower, as to such matters as the Agent shall reasonably request.

     Section 15.6. Payment of Fees. The Borrower shall have paid to the Agent the commitment fee pursuant to Section 4.2.

     Section 15.7. Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

     Section 15.8. Representations and Warranties. The representations and warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of any Borrower or any Subsidiary thereof, in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

     Section 15.9. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agents Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agents Special Counsel may reasonably require.

     Section 15.10. Collateral Loan Qualification Documents. The Collateral Loan Qualification Documents for each Collateral Loan included in the Collateral as of the Closing Date shall have been delivered to the Agent.

     Section 15.11. Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower has provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrower dated as of the date of the Closing Date shall have been delivered to the Agent.

     Section 15.12. Governmental Policy. Each Lender shall have determined that there have been no material changes in governmental regulations or policy affecting the Lenders or the Borrower.

     Section 15.13. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agents Special Counsel may reasonably have requested.

     Section 16.  CONDITIONS TO ALL BORROWINGS.

     The obligations of the Lenders to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     Section 16.1.  Prior Conditions Satisfied.  All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

     Section mposs Representations True; No Default. Each of the representations and warranties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

     Section 16.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

     Section 16.4. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     Section 16.5. Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     Section 16.6. Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of each of the following:

          (a) the request for a Loan required by Section 2.6 in the form of Exhibit B hereto, fully completed; and

          (b)  the Compliance Certificate required by clause (iii) of Section
2.6 prepared in a manner reasonably acceptable to the Agent.

     Section 17.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     Section 17.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with any covenant contained in Section 9.3, in which event, subject to the provisions of Section 12.1A, the Borrower shall have the cure period or periods provided in Section 12.1B;

          (d) the Borrower shall fail to comply with any covenant contained in Section 9.1, Section 9.2, Section 9.4 or Section 9.5 and such failure shall continue for 30 Business Days after written notice thereof shall have been given to the Borrower by the Agent;

          (e) the Borrower, any of its Subsidiaries or any other party shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this Section 12.1);

          (f) any representation or warranty of the Borrower or any of its Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (g) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(g), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $5,000,000.00;

          (h) the Borrower or any of its Subsidiaries, (A) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of any thereof, (B) shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (C) shall take any action to authorize or in furtherance of any of the foregoing;

          (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

          (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of its Subsidiaries, in each case of the foregoing in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $1,000,000.00;

          (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect as determined by the Majority Lenders;

          (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or any of its Subsidiaries, or any sale, transfer or other disposition of the assets of the Borrower or any of its Subsidiaries, other than as permitted under the terms of this Agreement or the other Loan Documents;

          (n) any suit or proceeding shall be filed against the Borrower, any of its Subsidiaries, any Collateral or any Collateral Property which in the good faith business judgment of the Majority Lenders after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrower to perform each and every one of their respective obligations under and by virtue of the Loan Documents;

          (o) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower included in the Collateral;

          (p) Jeffrey H. Lynford shall cease to be the Chairman of the Board of, or Edward Lowenthal shall cease to be the President of, the Borrower, and a competent and experienced successor for such Person shall not be approved by the Majority Lenders within six (6) months of such event; or

          (q) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

then, and in any such event, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Lenders or the Agent.

     Section 12.1A.  Limitation of Cure Periods.

          (a) Notwithstanding anything contained in Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(b) in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause
(i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(e) in the event that the Borrower cures such default with thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by Section 7.7, to any default consisting of a failure to comply with Section 7.4(e), or to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

          (b)  Notwithstanding the provisions of subsections (c) and (d) of
Section 12.1 or of Section 12.1B, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

     Section 12.1B.  Certain Cure Periods.

          (a) In the event that there shall occur any Default under Section 12.1(c), then within five Business Days after receipt of notice of such Default from the Agent or the Majority Lenders the Borrower may elect to cure such Default by providing additional Collateral consisting of Potential Collateral, and/or to reduce the Total Commitment and reduce the outstanding Loans, in which event such actions shall be completed not later than 15 days following the date on which the Borrower is notified that the Majority Lenders have approved the Borrowers proposed actions (provided that upon the occurrence of any event which may cause a Default to occur under Section 12.1(c) which is also a Default under any of the Loan Documents for which no notice or right to cure is provided, an Event of Default shall occur for which no right to cure under this Section 12.1B shall be available). The Borrowers notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five Business Days provided above. Within five Business Days after receipt of such advice, the Majority Lenders shall advise the Borrower as to whether in their good faith judgment the actions proposed by the Borrower are sufficient to cure such Default without the creation of any other Default hereunder. In the event that the Majority Lenders determine that Borrowers proposal is insufficient to cure such Default or is otherwise not in accordance with the terms of this Agreement, the Borrower within an additional three Business Days after such negative notice may submit to the Agent an alternative plan or evidence establishing that the Borrowers original election was sufficient. In the event that within the times provided herein the Borrower shall have failed to provide evidence satisfactory to the Majority Lenders that Borrowers proposed actions are sufficient to cure such Default in accordance with the terms hereof, the cure period shall terminate and such Default immediately shall constitute an Event of Default.

          (b) In the event that the Borrower shall elect in whole or in part under subsection 12.1B(a) to provide additional Collateral, the promissory note or Partipation Interest or CMBS to be added to the Collateral shall be a Qualifying Collateral Note and on or prior to the expiration of the 15-day period each of the Collateral Loan Qualification Documents shall have been completed and provided to the Agent for the benefit of the Lenders.

     Section 17.2. Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent, upon the election of the Majority Lenders, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this Section 12.2 shall relieve the Borrower of its obligations to the Lenders arising under this Agreement or the other Loan Documents.

     Section 17.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Lenders, may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     Section 17.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Lenders shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agents fee payable pursuant to Section 4.3 and all other Obligations, (ii) in the event that any Lender shall have wrongfully failed or refused to make an advance under Section 2.7 and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further that the Majority Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

          (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     Section 18.    SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     Section 19.    THE AGENT.

     Section 19.1. Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create any agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

     Section 19.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     Section 19.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     Section 19.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 19.5.    Payments.

          (a) A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agents receipt of good funds, determined in accordance with the Agents customary practices, such Lenders pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

          (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or in the event that any amount received pursuant to the Estoppel and Agreement and distributed by the Agent is to be repaid pursuant to the Estoppel and Agreement, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged or required to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court or as required by the Estoppel and Agreement, as applicable.

          (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Lenders, where such Lenders share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders or as a result of other payments by the Delinquent Lenders to the nondelinquent Lenders, the Lenders respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 19.6. Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     Section 19.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agents actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agents willful misconduct or gross negligence.

     Section 19.8. Agent as Lender. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

     Section 19.9. Resignation. The Agent may resign at any time by giving 60 days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint as a successor Agent any Lender or any other sophisticated investor knowledgeable in the lending on or ownership of property similar to the Collateral. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agents giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or any other sophisticated investor knowledgeable in the lending on or ownership of property similar to the Collateral. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agents resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 19.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if
(a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agents compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     Section 20.  EXPENSES.

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agents or any Lenders gross or net income, except that the Agent and the Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Documents and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all reasonable internal charges of the Agent (determined in good faith and in accordance with the Agents internal policies applicable generally to its customers) for commercial finance exams and the reasonable fees, expenses and disbursements of the counsel to the Agent, counsel for the Majority Lenders and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), the review of any additional or substitute Collateral, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys fees and costs, which attorneys may be employees of any Lender or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agents or any of the Lenders relationship with the Borrower,
(f) all reasonable fees, expenses and disbursements of any Lender or the Agent incurred in connection with U.C.C. searches or U.C.C. filings, and (g) all reasonable fees and expenses (including reasonable attorneys fees and costs) incurred by BKB in connection with the assignment of Commitments and interests in the Loans pursuant to Section 18.1. The covenants of this
Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     Section 21.    INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless the Agent and the Lenders and each director, officer, employee, agent and Person who controls the Agent or any Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower or any of its Subsidiaries, (b) any condition of the Collateral Property, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral,
(e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license (including usury laws, consumer credit loans, truth in lending laws, and the Real Estate Settlement Procedures Act) relating to the Collateral, or
(g) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Persons own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

     Section 22.  SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

     Section 23.    ASSIGNMENT AND PARTICIPATION.

     Section 23.1. Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Lender, to a bank which is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender provided that such assignee shall remain a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lenders rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Lender be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, which rights shall instead be allocated pro rata among the other remaining Lenders,
(e) such assignee shall have a net worth or unfunded capital commitments as of the date of such assignment of not less than $500,000,000 unless otherwise approved by the Agent and Borrower and (f) such assignee shall acquire an interest in the Loans of not less than $10,000,000.00. No such assignment shall be made without the prior consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that such consent shall not be required in the event that a Default or Event of Default shall have occurred. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such assignment, have the rights and obligations of a Lender hereunder,
(ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower.

     Section 23.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,000.

     Section 23.3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     Section 23.4. Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lenders rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, (b) such sale and participation shall not entitle such participant any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower except the rights granted to the Lenders pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or any of its Subsidiaries.

     Section 23.5. Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or to such other Person as the Agent may approve to secure obligations of such Lender. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

     Section 23.6. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

     Section 23.7. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard lending practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

     Section 24.    NOTICES.

     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

     If to the Agent or BKB:

               BankBoston, N.A.
               100 Federal Street
               Boston, Massachusetts  02110
               Attn:  Real Estate Division

     With a copy to:

               BankBoston, N.A.
               115  Perimeter Center Place, N.E.
               Suite 500
               Atlanta, Georgia  30346
               Attn: Mr. Jay Johns
               Telecopy No.: 770/390-8434

     If to the Borrower:

               Wellsford Finance, Inc.
               535 Madison Avenue
               26th Floor
               New York, New York 10022
               Attn: Gregory F. Hughes

     With a copy to:

               Alan S. Pearce, Esq.
               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104

if to another Lender now a party to this Agreement, to the address set forth on the signature page hereto, and to each other Lender which may hereafter become a party to this Agreement at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     Section 25.    RELATIONSHIP.

     Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to Borrower arising out of or in connection with this Agreement or the other Loan Documents, or the transactions contemplated hereunder or thereunder. The relationship between each Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     Section 26.    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BRING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     Section 27.    HEADINGS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 28.    COUNTERPARTS.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 29.    ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

     Section 30.    WAIVER OF JURY TRIAL.

     EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDERS OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED IN THIS Section
25.  BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS
Section 25 WITH ITS LEGAL COUNSEL AND THAT BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

     Section 31.    DEALINGS WITH THE BORROWER.

     The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, its Subsidiaries or any of their affiliates regardless of the capacity of the Lender hereunder.

     Section 32.    CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Lenders (except as provided in Section 18.1); a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Lender hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Lenders or the Agent; the release of the Borrower or any Collateral except as otherwise provided herein; an amendment of the definition of Majority Lenders or of any requirement for consent by all of the Lenders; any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this Section 27; an amendment of the definition of Majority Lenders; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Majority Lenders to require a lesser number of Lenders to approve such action. The amount of the Agents fee payable for the Agents account and the provisions of Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     Section 33.    SEVERABILITY.

     The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     Section 34.    NO UNWRITTEN AGREEMENTS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 35.    TIME OF THE ESSENCE.

     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

     Section 36.    REPLACEMENT NOTES.

     Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

     Section 37.    SERVICING.

          (a) Borrower covenants to maintain or cause the servicing of the Collateral to be maintained with respect to each type of Collateral pledged to Agent hereunder in conformity with accepted and prudent servicing practices in the industry for such same type of Collateral and in a manner at least equal in quality to the servicing Borrower provides for assets similar to such Collateral which it owns.

          (b) If the Collateral, or any portion thereof, is serviced by Borrower, (i) Borrower agrees that Agent is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Collateral (the "Servicing Records"), and (ii) Borrower grants Agent a security interest in all servicing fees and rights relating to such Collateral and all Servicing Records to secure the obligation of Borrower or its designee to service in conformity with this section and any other obligation of Borrower to Agent and the Lenders. Borrower covenants to safeguard such Servicing Records and to deliver them promptly to Agent or its designee upon Agents request.

          (c) If the Collateral, or any portion thereof, is serviced by a third party Servicer, Borrower (i) shall provide a copy of the servicing agreement to Agent, which shall be in form and substance acceptable to Agent (the "Servicing Agreement"); and (ii) hereby irrevocably assigns to Agent and Agents successors and assigns all right, title, interest of Borrower in, to and under, and the benefits of, any Servicing Agreement with respect to such Collateral. Any successor to the Servicer shall be approved in writing by the Agent prior to such successor's assumption of servicing obligations with respect to such Collateral.

          (d) Borrower shall provide to Agent a letter from Borrower (if Borrower is the Servicer) or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, Agent may terminate any Servicing Agreement and transfer servicing to its designee, at no cost or expense to Agent, it being agreed that Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of Agent.

          (e) Borrower shall cause the Servicer to provide a copy of each report notice sent to Borrower to be sent to Agent concurrently therewith.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                               WELLSFORD FINANCE INC., a Maryland corporation


                               By:  /s/  Gregory F. Hughes
                                    ------------------------------
                                    Title:  Vice President
                                               & Treasurer

                                         [CORPORATE SEAL]

                               BANKBOSTON, N.A., a national banking
                               association, individually and as Agent


                               By:  /s/  Jay John
                                    ----------------------------------
                                    Title:  Vice President

                                            [BANK SEAL]

                                  EXHIBIT A
                                  ---------


                                FORM OF NOTE

$______________                                              January __, 1999


 FOR VALUE RECEIVED, the undersigned WELLSFORD FINANCE, INC., a Maryland corporation, hereby promises to pay to ____________________________________
or order, in accordance with the terms of that certain Revolving Credit Agreement dated as of January 12, 1999 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, and such other Lenders as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ____________________________ DOLLARS ($______________), or such amount as may be advanced by the payee hereof under the Credit Agreement with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

 Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

 This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

 Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Lenders and the Agent.

 In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

 This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws rules of any jurisdiction).

 The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

 IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                               WELLSFORD FINANCE, INC.


                               By: _________________________
                                   Title:


                                    [CORPORATE SEAL]

                                  EXHIBIT B
                                  ---------


                          FORM OF REQUEST FOR LOAN


BankBoston, N.A.,as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Mr. Jay Johns


Ladies and Gentlemen:

 Pursuant to the provisions of Section 2.6 of the Revolving Credit Agreement dated as of January 12, 1999, as from time to time in effect (the "Credit Agreement"), among Wellsford Finance, Inc. (the "Borrower"), BankBoston, N.A., for itself and as Agent, and the other Lenders from time to time party thereto, the Borrower hereby requests and certifies as follows:

 1. Loan. The Borrower hereby requests a Loan under Section 2.1 of the Credit Agreement:

      Principal Amount: $

      Type (Eurodollar, Base Rate):

      Drawdown Date:                , 19

      Interest Period:

by credit to the general account of the Borrower with the Agent at the Agents Head Office.

 2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by Section 7.11 of the Credit Agreement:

                                 [Describe]

 3. No Default. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. Attached to this Request for Loan is a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided under Section 6.4 or Section 7.4 of the Credit Agreement adjusted in the best good-faith estimate of the Borrower to give effect to the making of the Loan requested hereby.

 4. Representations True. Each of the representations and warranties made by or on behalf of the Borrower and its Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

 5. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

 6. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

 7. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

 IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 199___.


                               WELLSFORD FINANCE, INC.

                               By: __________________________
                                   Chief Financial or
                                   Chief Accounting Officer

                                  EXHIBIT C
                                  ---------


                                   FORM OF
                           COMPLIANCE CERTIFICATE


BankBoston, N.A.,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Mr. Jay Johns

Ladies and Gentlemen:

 Reference is made to the Revolving Credit Agreement dated as of January 12, 1999 (the "Credit Agreement") by and among Wellsford Finance, Inc. (the "Borrower"), BankBoston, N.A., for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

 Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or has most recently furnished to you) the financial statements of the Borrower and its Subsidiaries for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

 This certificate is submitted in compliance with requirements of Section 2.6(iii), Section 5.3(b), Section 7.4(e), Section 7.5(e), Section 10.11 or
Section 11.6(b) of the Credit Agreement. If this certificate is provided under a provision other than Section 7.4(e), the calculations provided below are made using the financial statements of the Borrower and its Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Loan, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrowers estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

 The undersigned officer has caused the provisions of the Credit Agreement to be reviewed and has no knowledge of any Default or Event of Default. (Note:
If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

 The Borrower is providing the following information to demonstrate compliance as of the date hereof with the following covenants:


I.    Section 9.1.  Liabilities to Assets Ratio.

 A.   Consolidated Total Liabilities
      per balance sheet                                      $____________

 B.   Consolidated Total Assets per
           balance sheet                                     $____________

 Ratio of A to B may not exceed 0.65 to 1.

II.   Section 9.2.  Consolidated EBITDA Coverage.

 A.   Consolidated EBITDA =

      Consolidated Net Income for
           most recent quarter                               $____________

      Plus depreciation and amortization                     $____________

      Plus interest expense                                  $____________

      Plus extraordinary or non-recurring
      losses                                                 $____________

      Minus extraordinary or non-
           recurring gains                                   ($__________)

      Subtotal for most recent quarter                       $___________

      Consolidated EBITDA for three prior quarters:

      Quarter ended __________                               $___________

      Quarter ended __________                               $___________

      Quarter ended __________                               $___________

      Total                                                  $___________

 B.   Debt Service for four prior
      quarters                                               $___________

 C.   Ratio of A to B

 A must equal or exceed 1.5 times B                          $___________

III.  Section 9.3.  Borrowing Base.

 A.   Total outstanding principal
      balance of Loans (after giving
      effect to any Loan Request)                            $__________

 B.   Borrowing Base

      Sum of Designated Collateral Values                    $__________
      (Attach Borrowing Base worksheet)

             Total                                           $ _________

 Ratio of A to B may not be more than 1 to 1.

IV.   Section 9.4.  Minimum Shareholders Equity

 A.   Shareholders Equity                                    $ _________

 FOR THE PERIOD COMMENCING THE DATE OF
 THIS AGREEMENT THROUGH AND INCLUDING
 DECEMBER 31, 1999.

 B.   85% of net proceeds from any Equity Offering
      after December 31, 1998                                $ _________

 C.   50% of Net Income (or Deficit) plus
      depreciation deducted in calculating
      such Net Income (or deficit) from
      December 31, 1998                                      $_________

      Total                                                  $ _________

      A must equal or exceed the sum of $20,000,000.00 plus B plus C.

 FOR THE PERIOD COMMENCING JANUARY 1,
 2000 THROUGH AND INCLUDING DECEMBER 31,
 2000

 D.   Greater of Shareholders Equity as of                   $ _________
      December 31, 1999 and $30,000,000.00

 E.   85% of net proceeds from any Equity Offering           $ _________
      after December 31, 1999

 F.   50% of Net Income (or Deficit) plus depreciation       $ _________
      deducted in calculating such Net Income (or deficit) from December 31, 1999

      Total                                                  $ _________

      A must equal or exceed the sum of D plus E plus F.

 FOR THE PERIOD FROM AND AFTER JANUARY 1,
 2001

 G.   Greater of Shareholders Equity as of December 31,      $ _________
      2000 and $50,000,000.00

 H.   85% of net proceeds from any Equity Offering           $ _________
      after December 31, 2000

 I.   50% of Net Income (or Deficit) plus depreciation       $ _________
      deducted in calculating such Net Income (or deficit) from December 31, 2000

      Total                                                  $ _________

      A must equal or exceed the sum of H plus I plus J.

V.    Section 9.5.  Required Equity

 A.   Indebtedness pursuant to this Agreement
      (Section 8.1(a))                                       $ _________

      Plus Non-Recourse Indebtedness (Section 8.1(f))        $ _________

      Total                                                  $ _________

 B.   Aggregate all-in acquisition cost (or principal        $ _________
      balance of originated loans) of assets of Borrower and its Subsidiaries

 Ratio of A to B

 A may not exceed 0.65 of B

                                 SCHEDULE 1
                                 ----------


                           LENDERS AND COMMITMENTS

Name and Address                    Commitment     Commitment Percentage
----------------                    ----------     ---------------------

BankBoston, N.A.                    $35,000,000         100%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
 Same as above



Total Commitment                    $35,000,000         100%
----------------

                                SCHEDULE 1.2
                                ------------


                   COLLATERAL LOAN QUALIFICATION DOCUMENTS


 With respect to each proposed Collateral Loan, each of the following:

 (a) Collateral Loan Documents. True and correct originals (or with the approval of the Agent, copies) of all of the Collateral Loan Documents, duly executed and delivered by the respective parties thereto and recorded in the appropriate public records, as applicable.

 (b) Security Documents. Such Security Documents relating to the Collateral Loan Documents as the Agent shall require and all original stock certificates, limited liability company certificates, CMBS certificates and such other assignments, certificates, instruments, powers or other documents as Agent may require to perfect a security interest in the Collateral Loan and the underlying collateral for such Collateral Loan, in form and substance satisfactory to the Agent and duly executed and delivered by the respective parties thereto. Without limiting the foregoing, each Mortgage Note, Mezzanine Note, CMBS, Participation Certificate or other collateral note or instrument shall have been endorsed to and delivered to Agent.

 (c) Project Description. A narrative description of the proposed Collateral Loan, the underlying collateral (real property, equity interests) securing the same and the terms of any subordination agreement relating thereto. Such description shall also include a discussion of all material underwriting risks or other material information that has come to the attention of Borrower, based on reasonable inquiries and diligence under the circumstances, that would be considered as a materially negative factor or a defect in the loan documentation or closing deliveries to a reasonable institutional lender in determining whether to originate or acquire the Collateral in question.

 (d) Investment Committee Report. The investment committee report of the Borrower with respect to the acquisition or origination of the applicable Collateral Loan.

 (e) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower reasonably acceptable to the Agent addressed to the Lenders and Agent and in form and substance satisfactory to the Agent as to the enforceability of such Security Documents and such other matters as the Agent shall reasonably request.

 (f) Perfection of Liens. Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first lien and security interest in the Collateral Loan Documents for such Collateral Loan and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

 (g) Survey. If delivered or available to the Borrower, a copy of the survey of the real estate securing such Collateral Loan.

 (h) Title Insurance. If delivered or available to the Borrower, a copy of the mortgagee title insurance policy covering the real estate securing such Collateral Loan (or owners title insurance policy with respect to a Mezzanine
Loan), including all endorsements thereto.

 (i) UCC Certification. A certification to the Agent from a title insurance company or other person satisfactory to the Agent that a search of the public records designated by the Agent disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower that are or are intended to be subject to the security interest, assignments, and liens created by the Security Documents relating to the Collateral Loan Documents except to the extent that the same are discharged as of the Closing Date.

 (j) Third Party Reports. If delivered or available to the Borrower, copies of third party studies or reports relating to the underlying real estate securing such Collateral Loan, including without limitation:

      (i) Phase I environmental report and assessment of the presence of asbestos or asbestos - containing materials, and a Phase II or other follow-up report if recommended by the Phase I or other report;

      (ii) current Appraisal;

      (iii)     building inspection report; and

      (iv) operations and maintenance plan with respect to asbestos - containing materials.

 (k) Operating Statements; Financial Statements. Operating statements for the underlying real estate securing such Collateral Loan, current and proposed operating and capital budgets, and balance sheets and other financial statements for each Obligor.

 (l) Rent Roll. A current rent roll for the underlying real estate securing such Collateral Loan.

 (m) LTV; Debt Service Coverage Ratio. Information concerning the LTV and Debt Service Coverage Ratio for such Collateral Loan.

 (n) Affiliate Transactions. A statement indicating any relationship of Borrower or any of its affiliates with the potential Obligor or any of its affiliates.

 (o) Servicing Agreement. A copy of any Servicing Agreement relating to such Collateral Loan.

 (p) Participation. With respect to any Participation Interest, a copy of the underlying loan documents to which such Collateral Loan relates.

 (q) Additional Documents. Such other documents, certificates, reports, opinions or assurances as the Agent may reasonably require in its discretion.

                                SCHEDULE 6.3
                                ------------


                         TITLE TO PROPERTIES; LEASES

                                    None.

                                SCHEDULE 6.7
                                ------------


                                 LITIGATION



                                    None.

                                SCHEDULE 6.17
                                -------------


                                 ERISA PLANS



                                    None.

                                SCHEDULE 6.20
                                -------------


                        SUBSIDIARIES OF THE BORROWER



                                   None.0